TRUEBLUE REPORTS FIRST QUARTER 2024 RESULTS

TACOMA, WASH. - May 6, 2024 -- TrueBlue (NYSE:TBI) today announced its first quarter results for 2024.

First Quarter 2024 Financial Highlights

•Revenue decreased 13 percent to $403 million compared to prior year period
•Net loss of $2 million compared to net loss of $4 million in the prior year period
◦SG&A improved by 13 percent
◦Adjusted EBITDA1 of -$3 million and adjusted net income of $1 million
• Zero debt, cash of $36 million and $140 million of borrowing availability
•$10 million in share repurchases with $45 million remaining under authorization

Commentary

“As anticipated, market conditions have remained challenging and we continue to manage through the current cycle with agility and discipline,” said Taryn Owen, President and CEO of TrueBlue. “Our teams are staying highly engaged with clients, leveraging our flexible and short duration offerings as well as tapping into opportunities in high-growth and attractive end markets. Our commitment to growing sales by providing excellent service and responding to our clients’ immediate and evolving needs ensures we are well-positioned to support them as their needs change or expand.”

“We are also progressing our strategic priorities that will enable us to capture market share and enhance our long-term profitability,” continued Ms. Owen. “We are advancing our digital transformation with the continued rollout of our new proprietary JobStack app, leveraging our expertise and expansive service offerings to expand in attractive end markets and simplifying our organizational structure to drive efficiencies and innovation through increased synergies. We are confident that combining our strategic priorities with our many strengths and assets will enable us to advance our mission to connect people and work while delivering long-term value.”

Results

First quarter revenue was $403 million, a decrease of 13 percent compared to revenue of $465 million in the first quarter of 2023. Net loss per diluted share was $0.05 compared to net loss per diluted share of $0.13 in the prior year period. Adjusted net income1 per diluted share was $0.03 compared to adjusted net loss per diluted share of $0.07 in the prior year period.

2024 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss first quarter 2024 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Monday, May 6, 2024. The webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2023, TrueBlue served approximately 67,000 clients and connected approximately 464,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions, and PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to successfully execute on business strategies and further digitalize our business model, (4) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, and (9) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact

Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended
(in thousands, except per share data)	Mar 31, 2024	Mar 26, 2023
Revenue from services	$402,853	$465,288
Cost of services	303,467	342,175
Gross profit	99,386	123,113
Selling, general and administrative expense	106,937	122,645
Depreciation and amortization	7,958	6,411
Loss from operations	(15,509)	(5,943)
Interest and other income (expense), net	1,599	1,014
Loss before tax benefit	(13,910)	(4,929)
Income tax benefit	(12,212)	(640)
Net loss	$(1,698)	$(4,289)

Net loss per common share:
Basic	$(0.05)	$(0.13)
Diluted	$(0.05)	$(0.13)

Weighted average shares outstanding:
Basic	31,102	32,292
Diluted	31,102	32,292

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Mar 31, 2024	Dec 31, 2023
ASSETS
Cash and cash equivalents	$36,184	$61,885
Accounts receivable, net	244,184	252,538
Other current assets	35,035	40,570
Total current assets	315,403	354,993
Property and equipment, net	104,449	104,906
Restricted cash, cash equivalents and investments	187,969	192,985
Goodwill and intangible assets, net	92,864	94,639
Other assets, net	167,901	151,860
Total assets	$868,586	$899,383

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$43,623	$56,401
Accrued wages and benefits	81,008	80,120
Current portion of workers’ compensation claims reserve	41,303	44,866
Other current liabilities	18,026	22,712
Total current liabilities	183,960	204,099
Workers’ compensation claims reserve, less current portion	146,544	151,649
Other long-term liabilities	91,718	85,762
Total liabilities	422,222	441,510
Shareholders’ equity	446,364	457,873
Total liabilities and shareholders’ equity	$868,586	$899,383

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 weeks ended
(in thousands)	Mar 31, 2024	Mar 26, 2023
Cash flows from operating activities:
Net loss	$(1,698)	$(4,289)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,958	6,411
Provision for credit losses	370	1,382
Stock-based compensation	2,102	2,630
Deferred income taxes	(12,206)	(47)
Non-cash lease expense	3,036	3,140
Other operating activities	(2,980)	20
Changes in operating assets and liabilities:
Accounts receivable	8,292	31,025
Income taxes receivable and payable	975	(2,512)
Other assets	1,571	6,462
Accounts payable and other accrued expenses	(11,515)	(11,937)
Accrued wages and benefits	480	(11,143)
Workers’ compensation claims reserve	(8,669)	(11,583)
Operating lease liabilities	(3,204)	(3,316)
Other liabilities	1,249	2,908
Net cash (used in) provided by operating activities	(14,239)	9,151
Cash flows from investing activities:
Capital expenditures	(7,375)	(8,081)
Proceeds from business divestiture, net	2,928	—
Purchases of restricted held-to-maturity investments	(10,180)	(2,305)
Maturities of restricted held-to-maturity investments	15,546	2,010
Net cash provided by (used in) investing activities	919	(8,376)
Cash flows from financing activities:
Purchases and retirement of common stock	(10,067)	(24,718)
Net proceeds from employee stock purchase plans	220	315
Common stock repurchases for taxes upon vesting of restricted stock	(2,012)	(2,377)
Other	(1,803)	(45)
Net cash used in financing activities	(13,662)	(26,825)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(604)	9
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(27,586)	(26,041)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	99,306	135,631
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$71,720	$109,590

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 31, 2024	Mar 26, 2023
Revenue from services:
PeopleReady	$222,661	$252,628
PeopleScout	46,332	69,476
PeopleManagement	133,860	143,184
Total company	$402,853	$465,288

Segment profit (loss) (1):
PeopleReady	$(5,058)	$872
PeopleScout	4,879	8,923
PeopleManagement	2,751	(202)
Total segment profit	2,572	9,593
Corporate unallocated expense	(6,052)	(6,708)
Total company Adjusted EBITDA (2)	(3,480)	2,885
Third-party processing fees for hiring tax credits (3)	(90)	(120)
Amortization of software as a service assets (4)	(1,343)	(868)
PeopleReady technology upgrade costs (5)	(385)	(32)
Other adjustments, net (6)	(2,253)	(1,397)
EBITDA (2)	(7,551)	468
Depreciation and amortization	(7,958)	(6,411)
Interest and other income (expense), net	1,599	1,014
Loss before tax benefit	(13,910)	(4,929)
Income tax benefit	12,212	640
Net loss	$(1,698)	$(4,289)
(1)We evaluate performance based on segment revenue and segment profit (loss). Segment profit (loss) includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit (loss) excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating hiring tax credits.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Costs associated with upgrading legacy PeopleReady technology.
(6)Other adjustments for the 13 weeks ended March 31, 2024 and March 26, 2023 primarily include workforce reduction costs of $1.9 million ($0.1 million in cost of services and $1.8 million in selling, general and administrative expense) and $1.2 million ($0.2 million in cost of services and $1.0 million in selling, general and administrative expense), respectively.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net loss and net loss per diluted share, excluding:
–gain on divestiture,
–amortization of intangibles,
–PeopleReady technology upgrade costs,
–other adjustments, net, and
–tax effect of the adjustments to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net loss:
–income tax benefit,
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Mar 31, 2024	Mar 26, 2023
Net loss	$(1,698)	$(4,289)
Gain on divestiture (1)	(745)	—
Amortization of intangible assets	1,521	1,270
PeopleReady technology upgrade costs (2)	385	32
Other adjustments, net (3)	2,253	1,397
Tax effect of adjustments to net income (loss) (4)	(888)	(702)
Adjusted net income (loss)	$828	$(2,292)

Adjusted net income (loss) per diluted share	$0.03	$(0.07)

Diluted weighted average shares outstanding	31,380	32,292

Margin / % of revenue:
Net loss	(0.4)%	(0.9)%
Adjusted net income (loss)	0.2%	(0.5)%
2.RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 31, 2024	Mar 26, 2023
Net loss	$(1,698)	$(4,289)
Income tax benefit	(12,212)	(640)
Interest and other (income) expense, net	(1,599)	(1,014)
Depreciation and amortization	7,958	6,411
EBITDA	(7,551)	468
Third-party processing fees for hiring tax credits (5)	90	120
Amortization of software as a service assets (6)	1,343	868
PeopleReady technology upgrade costs (2)	385	32
Other adjustments, net (3)	2,253	1,397
Adjusted EBITDA	$(3,480)	$2,885

Margin / % of revenue:
Net loss	(0.4)%	(0.9)%
Adjusted EBITDA	(0.9)%	0.6%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Mar 31, 2024	Mar 26, 2023
Selling, general and administrative expense	$106,937	$122,645
Third-party processing fees for hiring tax credits (5)	(90)	(120)
Amortization of software as a service assets (6)	(1,343)	(868)
PeopleReady technology upgrade costs (2)	(385)	(32)
Other adjustments, net (3)	(2,157)	(1,189)
Adjusted SG&A expense	$102,962	$120,436

% of revenue:
Selling, general and administrative expense	26.5%	26.4%
Adjusted SG&A expense	25.6%	25.9%
(1)Gain on divestiture of PeopleReady’s Canadian staffing business, sold late February 2024.
(2)Costs associated with upgrading legacy PeopleReady technology.
(3)Other adjustments for the 13 weeks ended March 31, 2024 and March 26, 2023 primarily include workforce reduction costs of $1.9 million ($0.1 million in cost of services and $1.8 million in selling, general and administrative expense) and $1.2 million ($0.2 million in cost of services and $1.0 million in selling, general and administrative expense), respectively.
(4)Tax effect of the adjustments to U.S. GAAP net loss. The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. Note, prior periods were reported using the effective rate for the respective period and have been recast to conform to the current presentation for comparability. Please refer to the reconciliations on the financial results page under the investor relations section of our website for additional information on comparable historical periods.
(5)These third-party processing fees are associated with generating hiring tax credits.
(6)Amortization of software as a service assets is reported in selling, general and administrative expense.